Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint REBECCA W. HOUSE and PATRICK P. GORIS, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements and any and all amendments (including post-effective amendments) and supplements thereto, for the purpose of registering an indeterminate amount of debt securities of the Company in one or more series, under the Securities Act of 1933, as amended, and qualifying any related indentures under the Trust Indenture Act of 1939, as amended.

Signature	Title	Date

/s/ Blake D. Moret Blake D. Moret	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and Director	December 10, 2018

/s/ J. Phillip Holloman J. Phillip Holloman	Director	December 8, 2018

/s/ Steven R. Kalmanson Steven R. Kalmanson	Director	December 7, 2018

/s/ James P. Keane James P. Keane	Director	December 10, 2018

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Director	December 6, 2018

/s/ William T. McCormick, Jr. William T. McCormick, Jr.	Director	December 7, 2018

Signature	Title	Date

/s/ Keith D. Nosbusch Keith D. Nosbusch	Director	December 10, 2018

/s/ Donald R. Parfet Donald R. Parfet	Director	December 9, 2018

/s/ Lisa A. Payne Lisa A. Payne	Director	December 8, 2018

/s/ Thomas W. Rosamilia Thomas W. Rosamilia	Director	December 7, 2018

/s/ Patricia A. Watson Patricia A. Watson	Director	December 9, 2018

/s/ Patrick P. Goris Patrick P. Goris	Senior Vice President and Chief Financial Officer (principal financial officer)	December 10, 2018

/s/ Rebecca W. House Rebecca W. House	Senior Vice President, General Counsel and Secretary	December 10, 2018

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	December 10, 2018